Exhibit 99.2

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue	$167,583	$148,320	$326,136	$291,663
Cost of operations	65,788	60,407	128,301	118,284
Sales and marketing	35,614	32,570	69,370	65,046
General and administrative	23,983	23,002	47,739	44,455
Depreciation and amortization	7,672	7,592	15,159	15,837
Interest income	367	9	573	26
Interest expense	5,265	6,171	10,365	12,343
Gain on investments	—	139	—	139
Other expense	—	4,100	—	4,100

Income before income tax provision	29,628	14,626	55,775	31,763
Income tax provision	11,848	1,255	22,277	8,388

Net income	$17,780	$13,371	$33,498	$23,375

Net income per common share:
Basic	$0.47	$0.36	$0.89	$0.64

Diluted	$0.39	$0.32	$0.75	$0.57

Weighted-average shares outstanding used in computing income per common share:
Basic	38,041	36,705	37,654	36,549

Diluted	51,948	53,618	52,142	43,684

WEBMD HEALTH CORP.

CONSOLIDATED SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue
Advertising and sponsorship
Biopharma and medical device	$100,620	$85,977	$189,305	$161,822
OTC, CPG and other	31,127	30,249	64,881	60,197

	131,747	116,226	254,186	222,019
Health services	28,632	26,441	56,887	55,763
Information services	7,204	5,653	15,063	13,881

	$167,583	$148,320	$326,136	$291,663

Earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) (a)	$50,070	$40,549	$97,126	$79,467

Interest, taxes, non-cash and other items (b)
Interest income	367	9	573	26
Interest expense	(5,265)	(6,171)	(10,365)	(12,343)
Income tax provision	(11,848)	(1,255)	(22,277)	(8,388)
Depreciation and amortization	(7,672)	(7,592)	(15,159)	(15,837)
Non-cash stock-based compensation	(7,872)	(8,208)	(16,400)	(15,589)
Gain on investments	—	139	—	139
Other expense	—	(4,100)	—	(4,100)

Net income	$17,780	$13,371	$33,498	$23,375

(a)	See Annex A-Explanation of Non-GAAP Financial Measures.
(b)	Reconciliation of Adjusted EBITDA to net income.

WEBMD HEALTH CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2016	December 31, 2015
	(unaudited)
Assets
Cash and cash equivalents	$69,545	$641,165
Accounts receivable, net	158,489	174,313
Investments	948,661	—
Prepaid expenses and other current assets	16,570	18,998

Total current assets	1,193,265	834,476

Property and equipment, net	87,198	81,027
Goodwill	202,980	202,980
Intangible assets, net	9,334	10,894
Deferred tax assets, net	12,217	15,694
Other assets	10,606	10,852

Total Assets	$1,515,600	$1,155,923

Liabilities and Stockholders’ Equity
Accrued expenses	$65,235	$80,664
Deferred revenue	117,301	102,715
2.25% convertible notes due 2016, net	—	102,523

Total current liabilities	182,536	285,902

2.50% convertible notes due 2018, net	397,174	396,281
1.50% convertible notes due 2020, net	294,849	294,266
2.625% convertible notes due 2023, net	350,369	—
Other long-term liabilities	23,572	23,246

Stockholders’ equity	267,100	156,228

Total Liabilities and Stockholders’ Equity	$1,515,600	$1,155,923

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net income	$33,498	$23,375
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,159	15,837
Non-cash interest, net	1,750	2,256
Non-cash stock-based compensation	16,400	15,589
Deferred income taxes	3,309	(6,476)
Gain on investments	—	(139)
Changes in operating assets and liabilities:
Accounts receivable	15,824	(12,282)
Prepaid expenses and other, net	785	(6,130)
Accrued expenses and other long-term liabilities	(15,152)	(14,465)
Deferred revenue	14,586	25,080

Net cash provided by operating activities	86,159	42,645

Cash flows from investing activities:
Purchases of property and equipment	(19,858)	(8,711)
Purchase of investments	(948,078)	—
Partial redemption of cost-method investment	526	—
Proceeds from sale of investments	—	139

Net cash used in investing activities	(967,410)	(8,572)

Cash flows from financing activities:
Proceeds from exercise of stock options	49,412	11,653
Cash used for withholding taxes due on stock-based awards	(3,810)	(2,960)
Net proceeds from issuance of convertible notes	350,254	—
Maturity of convertible notes	(102,682)	—
Purchases of treasury stock	—	(5,351)
Excess tax benefit on stock-based awards	16,457	13,191

Net cash provided by financing activities	309,631	16,533

Net (decrease) increase in cash and cash equivalents	(571,620)	50,606
Cash and cash equivalents at beginning of period	641,165	706,776

Cash and cash equivalents at end of period	$69,545	$757,382

WEBMD HEALTH CORP.

NET INCOME PER COMMON SHARE

(In thousands, except per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Numerator:
Net income – Basic	$17,780	$13,371	$33,498	$23,375
Interest expense on 1.50% convertible notes, net of tax	878	864	1,757	1,728
Interest expense on 2.50% convertible notes, net of tax	1,827	1,797	3,653	—
Interest expense on 2.25% convertible notes, net of tax	—	1,103	457	—

Net income – Diluted	$20,485	$17,135	$39,365	$25,103

Denominator:
Weighted-average shares – Basic	38,041	36,705	37,654	36,549
Stock options and restricted stock	2,008	1,503	1,882	1,441
1.50% convertible notes	5,694	5,694	5,694	5,694
2.50% convertible notes	6,205	6,205	6,205	—
2.25% convertible notes	—	3,511	707	—

Adjusted weighted-average shares after assumed conversions – Diluted	51,948	53,618	52,142	43,684

Net income per common share:
Basic	$0.47	$0.36	$0.89	$0.64

Diluted	$0.39	$0.32	$0.75	$0.57